Form of Letter to Clients

ORMAT FUNDING CORP.
LETTER TO CLIENTS

for

Tender of All Outstanding
8¼% Senior Secured Notes Due 2020

In exchange for

8¼% Senior Secured Exchange Notes Due 2020
that Have Been Registered Under the Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 2005, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated February 7, 2005, of Ormat Funding Corp., a Delaware corporation, and a related Letter of Transmittal (which together constitute the "exchange offer") relating to the offer by Ormat Funding to exchange its 8¼% Senior Secured Notes due 2020 (the "private notes") for a like principal amount of Ormat Funding's issued and outstanding 8¼% Senior Secured Exchange Notes due 2020 (the "exchange notes") which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the exchange offer.

The exchange offer is not conditioned upon any minimum number of exchange notes being tendered.

We are the holder of record of private notes held by us for your account. A tender of such private notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender private notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the private notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER
AND/OR BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the prospectus dated [                        , 2005] of Ormat Funding Corp., a Delaware corporation, and the accompanying Letter of Transmittal, that together constitute the offer of Ormat Funding (the "exchange offer') to exchange Ormat Funding's 8¼% Senior Secured Notes due 2020 (the "private notes") for a like principal amount of Ormat Funding's issued and outstanding 8¼% Senior Secured Exchange Notes due 2020 (the "exchange notes") which have been registered under the Securities Act of 1933, as amended. Certain terms used but not defined herein have the meanings ascribed to them in the prospectus.

This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the exchange offer with respect to the private notes held by you for the account of the undersigned.

The aggregate face amount of private notes held by you for the account of the undersigned is (fill in amount):

$                     of the 8¼% Senior Secured Notes Due 2020.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

To tender the following private notes held by you for the account of the undersigned (insert principal amount of private notes to be tendered) (if any): $ .

Not to tender any private notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the private notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	any exchange notes you receive will be acquired in the ordinary course of business;

•	you are not engaged in, and do not intend to engage in, and you have no arrangement or understanding with any person to participate, in the distribution of the exchange notes; and

•	you are not an affiliate of Ormat Funding's or a broker-dealer tendering private notes acquired directly from Ormat Funding.

If the undersigned is a broker-dealer, you will also be representing that you are not engaged in and do not intend to engage in a distribution of the exchange notes. If the undersigned is a broker-dealer that will receive exchange notes for its own account in exchange for private notes, it acknowledges that it will deliver a prospectus in connection with any resale of such exchange notes.

SIGN HERE

Name(s) of beneficial owner(s): __________________________________________________________

Signature(s): ________________________________________________________________________

Name(s): __________________________________________________________________________

(please print)

Address(es): ________________________________________________________________________

Telephone Number(s): ________________________________________________________________

Taxpayer Identification or Social Security Number(s): __________________________________________

Date: ______________________________________________________________________________